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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

     The following table sets forth the subsidiaries of the Registrant and the respective jurisdictions under which they were organized. Indirect subsidiaries are included beneath the respective direct subsidiaries through which they are owned.

SUBSIDIARY NAME                               JURISDICTION
---------------                               ------------

Unifrax Holdco UK Ltd.                        United Kingdom
     Unifrax Ltd.                             United Kingdom
     Unifrax Italia srl                       Italy
     Orient Cerlane Limited                   India

Unifrax Holding France SAS                    France
     Unifrax France SA                        France
         Batistaff SA                         France
         Unifrax Belgium SA                   Belgium

Unifrax GmbH                                  Germany

Unifrax Brasil Ltda                           Brazil

Unifrax Venezuela, CA                         Venezuela

Unifrax Australia Pty Ltd                     Australia






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